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                                                                      Exhibit 21



Subsidiaries of Bethlehem Steel Corporation


                 Unless otherwise stated, the following subsidiaries were 100% owned and were consolidated by the Corporation at December 31, 1994.


                                                                     State or Other Jurisdiction
Name of Subsidiary                                                    In Which Incorporated
- ------------------                                                   ---------------------------
BethEnergy Mines Inc.*                                                 West Virginia
Bethlehem Steel International Corporation                              Delaware
Bethlehem Hibbing Corporation                                          Minnesota



* BethEnergy Mines Inc. does business in the Commonwealth of Pennsylvania and the State of West Virginia under the name "Bethlehem Mines Corporation".

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                 The names of other subsidiaries, both consolidated and
unconsolidated, have been omitted as these unnamed subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.